UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 18, 2015

HOMETOWN BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	333-158525	26-4549960

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 S. Jefferson Street Roanoke, Virginia		24011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 345-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On December 18, 2015, HomeTown Bankshares Corporation (the “Company”) completed the issuance of $7.5 million in aggregate principal amount of 6.75% Fixed to Floating Subordinated Notes Due 2025 (the “Notes”) in a private placement transaction to various institutional accredited investors (the “Private Placement”).  The Notes were issued by the Company pursuant to a Subordinated Note Purchase Agreement, dated December 18, 2015 (the “Note Purchase Agreement”), between the Company and the purchasers identified therein.

The net cash proceeds of the offering will be approximately $7.3 million and are being used to support organic growth and for other general business purposes.  The Notes are expected to qualify as Tier 2 capital for regulatory capital purposes, subject to applicable limitations.

The Notes have a maturity date of December 30, 2025 and bear interest at an annual fixed rate of 6.75% until December 30, 2020 (“Fixed Interest Period”) and at a floating rate based on LIBOR thereafter (“Floating Interest Period). Interest will be paid semi-annually, in arrears, on June 30 and December 30 of each year during the time that the Notes remain outstanding through the the Fixed Interest Period or earlier redemption date and will be paid quarterly in arrears on March 30, June 30, September 30 and December 30 through the Floating Interest Period or earlier redemption date.  The notes are redeemable, without penalty, on or after December 30, 2020 and, in certain limited circumstances, prior to that date.  As more completely described in the Notes, the indebtedness evidenced by the Notes, including principal and interest, is unsecured and subordinate and junior in right of the Company’s payments to general and secured creditors and depositors of its wholly owned subsidiary, HomeTown Bank.  The Notes also contain provisions with respect to redemption features and other matters pertaining to the Notes.

The form of Note and the form of Note Purchase Agreement are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2 respectively.  The above summaries of the Notes and the Note Purchase Agreement do not purport to be a complete description of such documents and are qualified in their entirety by reference to the documents attached hereto.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01 – Other Events.

On December 18, 2015, the Company issued a press release announcing the completion of the Private Placement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits

4.1              Form of Subordinated Note

4.2              Form of Note Purchase Agreement

99.1            Press Release issued by HomeTown Bankshares Corporation dated December 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETOWN BANKSHARES CORPORATION
Date: December 18, 2015	By:	/s/ Charles W. Maness, Jr.

Charles W. Maness, Jr.,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Subordinated Note

4.2	Form of Note Purchase Agreement

99.1	Press Release issued by HomeTown Bankshares Corporation dated December 18, 2015